SCHEDULE 14C

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SCHEDULE 14C INFORMATION

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Securities Exchange Act of 1934

(Amendment No. )

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EQ ADVISORS TRUST

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EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

EQ ADVISORS TRUST

INFORMATION STATEMENT DATED AUGUST 14, 2023

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The purpose of this Information Statement is to provide you with information about a new investment sub-adviser for the EQ/JPMorgan Growth Stock Portfolio (the “Growth Stock Portfolio”) and an actively managed portion of the EQ/Large Cap Growth Managed Volatility Portfolio (the “Large Cap Growth Portfolio”) (each, a “Portfolio” and together, the “Portfolios”). The Portfolios are series of EQ Advisors Trust (the “Trust”). Prior to the appointment of the new investment sub-adviser, the Growth Stock Portfolio was known as the EQ/T. Rowe Price Growth Stock Portfolio. The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain a copy of the Trust’s Prospectus or Statement of Additional Information, or its most recent Annual or Semi-Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104, by calling 1-877-222-2144, or by visiting the Trust’s website at www.equitable-funds.com.

Equitable Investment Management Group, LLC (“EIM” or “Adviser”) serves as the Investment Adviser of the Trust; Equitable Investment Management, LLC (“Administrator”) serves as the Administrator of the Trust; and Equitable Distributors, LLC (“Distributor”) serves as the Distributor for the Trust’s shares. EIM, the Administrator and the Distributor are located at 1290 Avenue of the Americas, New York, New York 10104. EIM has received from the Securities and Exchange Commission (“SEC”) an exemptive order to permit EIM to hire, terminate and replace investment sub-advisers for the Trust (“Sub-Advisers”) and to enter into investment sub-advisory agreements between EIM and the Sub-Advisers solely with the approval of the Trust’s Board of Trustees (“Board”), subject to certain conditions, and without obtaining shareholder approval, provided a Sub-Adviser is not an affiliate of EIM. These conditions require, among other things, that shareholders be notified of the appointment of a new Sub-Adviser within 90 days of the effective date of the Sub-Adviser’s appointment. This Information Statement provides such notice of the appointment of a New Sub-Adviser (defined below) and the approval of a New Agreement (defined below) with respect to the Portfolios.

At a regular meeting of the Board held on July 18-19, 2023 (the “July 2023 Meeting”), the Board, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Trust, the Adviser, the Administrator, the Sub-Advisers or the Distributor (“Independent Trustees”), considered and unanimously approved the Adviser’s proposal to: (1) terminate the Investment Sub-Advisory Agreement between EIM and T. Rowe Price Associates, Inc. (“T. Rowe Price”) dated July 16, 2020, with respect to the Portfolios (the “Old Agreement”), and (2) approve a new Investment Sub-Advisory Agreement between EIM and J.P. Morgan Investment Management Inc. (“JPMIM” or “New Sub-Adviser”) with respect to the Portfolios, in connection with which JPMIM would replace T. Rowe Price as the Sub-Adviser to the Growth Stock Portfolio and a portion of the Large Cap Growth Portfolio that is actively managed (“Allocated Portion”).1 In this

[1]

At a regular meeting held on July 12-13, 2022, the Board considered and approved the continuation of the Old Agreement with respect to the Portfolios for an additional one-year period through August 31, 2023, in connection with the annual renewal of the Old Agreement. At the July 2023 Meeting, the Board subsequently considered and approved the continuation of the Old Agreement with respect to the Portfolios, solely in the event that the appointment of JPMIM as the Sub-Adviser to the Portfolios did not occur prior to August 31, 2023, the termination date of the Old Agreement with respect to the Portfolios. In that event, the Old Agreement would have remained in effect with respect to the Portfolios only until JPMIM’s replacement of T. Rowe Price as Sub-Adviser to the Portfolios. JPMIM became the Sub-Adviser to the Portfolios effective on or about July 31, 2023.

regard, the Board noted that JPMIM currently serves as the investment sub-adviser with respect to other portfolios of the Trust pursuant to an existing Investment Sub-Advisory Agreement between EIM and JPMIM dated July 16, 2020, with respect to those portfolios, and that the Portfolios would be added, by amendment, to that existing agreement (the “New Agreement”). Under the New Agreement, JPMIM will implement its Large Cap Growth strategy in managing the Growth Stock Portfolio and the Allocated Portion of the Large Cap Growth Portfolio. JPMIM is not an affiliate of EIM.

The Adviser’s proposal to appoint JPMIM as a Sub-Adviser to the Portfolios was based on several factors, including an evaluation of other potential sub-advisers and the strategies they manage within the large cap growth segment of the market; the Adviser’s extensive due diligence conducted in connection with the proposed appointment; JPMIM’s experience and performance track record managing the Large Cap Growth strategy proposed for the Portfolios; the Adviser’s familiarity with, and confidence in, JPMIM in managing other strategies for other portfolios of the Trust; and, with respect to the Large Cap Growth Portfolio, a determination that JPMIM’s investment strategy would complement the investment strategies of the Portfolio’s other Sub-Advisers. Loomis, Sayles & Company, L.P., HS Management Partners, LLC, and Polen Capital Management, LLC are the Sub-Advisers to other portions of the Large Cap Growth Portfolio that are actively managed, and BlackRock Investment Management, LLC is the Sub-Adviser to the portion of the Large Cap Growth Portfolio that seeks to track the performance of an index.

In connection with the appointment of JPMIM as the Sub-Adviser to the Growth Stock Portfolio, the Board also approved the Adviser’s proposal to (i) change the Growth Stock Portfolio’s name to “EQ/JPMorgan Growth Stock Portfolio”, (ii) change the Growth Stock Portfolio’s investment objective (i.e., seeks to achieve long-term capital appreciation and secondarily, income) to remove the secondary income objective, (iii) change the Growth Stock Portfolio’s principal investment strategy to reflect JPMIM’s proposed investment process, and (iv) amend the Expense Limitation Agreement among the Adviser, the Administrator and the Trust with respect to the Growth Stock Portfolio to lower the maximum annual operating expense limits (or “expense caps”) for each class of shares of the Portfolio from the current expense caps.

Factors Considered by the Board

In reaching its decision to approve the New Agreement with respect to each Portfolio, the Board considered the overall fairness of the New Agreement and whether the New Agreement was in the best interests of the Portfolio and its investors. The Board further considered all factors it deemed relevant with respect to each Portfolio and the New Agreement, including: (1) the nature, quality and extent of the overall services to be provided to the Portfolio by the New Sub-Adviser; (2) comparative performance information; (3) the level of the proposed sub-advisory fee relative to fees of comparable funds; (4) the estimated impact of the proposed change in Sub-Adviser on the profitability realized by the Adviser and its affiliates; (5) economies of scale that may be realized by the Portfolio; and (6) “fall out” benefits that may accrue to the New Sub-Adviser and its affiliates (that is, indirect benefits that the New Sub-Adviser or its affiliates would not receive but for the relationship with the Portfolio). The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry). In considering the New Agreement, the Board members did not identify any particular factor or information that was all-important or controlling, and each Trustee may have given different weights to different factors and, thus, each Trustee may have had a different basis for his or her decision.

In connection with its deliberations, the Board took into account information requested by the Independent Trustees and prepared by the Adviser and the New Sub-Adviser, including memoranda and other materials addressing the factors set out above, which were provided to the Trustees prior to and during the meeting. The Board also took into account information, including information relating to the New Sub-Adviser, provided to the Trustees at prior Board meetings. The information provided to the Trustees described, among other things, the services to be provided by the New Sub-Adviser, as well as the New Sub-Adviser’s investment personnel, proposed sub-advisory fee, performance information, and other matters. The Board considered that the Adviser had conducted extensive due diligence on the New Sub-Adviser from an investment management, operational and compliance perspective, and the Board had received materials including the Adviser’s due diligence questionnaire indicating the New Sub-Adviser’s responses to the Adviser’s due diligence questions. The Board also noted the Adviser’s familiarity with the New Sub-Adviser’s operational and compliance structure as the New Sub-Adviser currently serves as an investment sub-adviser with respect to other portfolios of the Trust, as noted above. During the meeting, the Trustees met with senior representatives of the Adviser to discuss the New Agreement and the information provided. The Independent Trustees also met in executive session during the meeting to discuss the New Agreement and review the information provided. The Independent Trustees were assisted by independent legal counsel prior to and during the meeting and during their deliberations regarding the New Agreement and also received from legal counsel materials addressing, among other things, the legal standards applicable to their consideration of the New Agreement.

Although the Board approved the New Agreement for both of the Portfolios at the same Board meeting, the Board considered each Portfolio separately. In approving the New Agreement with respect to each Portfolio, each Trustee, including the Independent Trustees, after considering all factors they deemed relevant, reached a determination, with the assistance of Independent Trustees’ counsel and fund counsel and through the exercise of their own business judgment, that the proposed sub-advisory fee was fair and reasonable and that the approval of the New Agreement was in the best interests of the applicable Portfolio and its investors. Although the Board gave attention to all information provided, the following discusses some of the primary factors it deemed relevant to its decision to approve the New Agreement with respect to each Portfolio.

The Board evaluated the nature, quality and extent of the overall services to be provided to each Portfolio and its investors by the New Sub-Adviser. In addition to the investment performance and expense information discussed below, the Board considered the New Sub-Adviser’s responsibilities with respect to each Portfolio (or the allocated portion thereof) pursuant to the New Agreement, and the New Sub-Adviser’s experience in serving as an investment adviser or sub-adviser for funds and accounts similar to each Portfolio (or the allocated portion thereof).

The Board considered that, subject to the oversight of the Adviser, the New Sub-Adviser would be responsible for making investment decisions with respect to each Portfolio (or the allocated portion thereof); placing with brokers or dealers orders for the purchase and sale of investments for each Portfolio (or the allocated portion thereof); and performing certain related administrative functions. The Board also considered information regarding the New Sub-Adviser’s process for selecting investments for each Portfolio (or the allocated portion thereof), as well as information regarding the qualifications and experience of the New Sub-Adviser’s portfolio managers who would provide services to each Portfolio (or the allocated portion thereof). The Board also considered the Adviser’s familiarity with, and confidence in, the New Sub-Adviser, and the results of the Adviser’s due diligence. The Board also considered information regarding the New Sub-Adviser’s procedures for executing portfolio transactions for each Portfolio (or the allocated portion thereof) and the New Sub-Adviser’s policies and procedures for selecting brokers and dealers. In addition, the Board considered information regarding the New Sub-Adviser’s trading experience and how the New Sub-Adviser would seek to achieve “best execution” on behalf of each Portfolio (or the allocated portion thereof). The Board’s conclusion regarding the nature, quality and extent of the overall services to be provided by the New Sub-Adviser also was based, in part, on the Board’s experience and familiarity with the New Sub-Adviser serving as an investment sub-adviser for other portfolios of the Trust and on periodic reports provided to the Board regarding the services provided by the New Sub-Adviser to those other portfolios.

The Board also considered that the Trust’s compliance team had performed due diligence on JPMIM from an operational and compliance perspective, noting the Adviser’s familiarity with JPMIM’s operational and compliance structure as JPMIM currently serves as a sub-adviser with respect to other portfolios of the Trust, as noted above. The Board also considered the Trust’s Chief Compliance Officer’s evaluation of JPMIM’s compliance program, policies and procedures, and certification that they were consistent with applicable legal standards, including in connection with the Board’s renewal of the existing Investment Sub-Advisory Agreement between the Adviser and JPMIM with respect to other portfolios of the Trust at the July 2023 Meeting. The Board also considered whether there were any pending lawsuits, enforcement proceedings or regulatory investigations involving JPMIM and reviewed information regarding JPMIM’s financial condition and history of operations and potential conflicts of interest in managing the Portfolios. In addition, the Independent Trustees received information about business relationships that the Adviser and/or its affiliates, including Equitable Financial Life Insurance Company, have with JPMIM and its affiliates, in addition to the proposed relationship involving the Portfolios. Among other business relationships, the Board considered that JPMorgan Chase Bank, N.A. serves as custodian, provides foreign exchange trading and cash management, serves as securities lending agent, and is an approved repurchase agreement counterparty with respect to the Adviser and the Trust. In addition, J.P. Morgan Investor Services Co. serves as sub-administrator for the Trust, providing fund accounting, treasury, compliance, financial reporting, performance reporting and regulatory filings services with respect to the Portfolios. In this regard, the Board also took into account materials regarding the policies and procedures adopted by the Adviser and the Trust to identify and mitigate actual and potential conflicts of interest, including conflicts that may arise in connection with those additional business relationships.

The Board also received and reviewed performance data relating to the New Sub-Adviser’s management of a Large Cap Growth composite and other funds with a similar investment strategy as that proposed for the Portfolios, as compared to an appropriate benchmark and peer group. The Board also received and reviewed information regarding the performance of the New Sub-Adviser’s Large Cap Growth composite relative to T. Rowe Price’s performance managing the Growth Stock Portfolio and an active allocated portion of the Large Cap Growth Portfolio. The Board generally considered long-term performance to be more important than short-term performance. With respect to the Large Cap Growth Portfolio, the Board also considered the Adviser’s representation that the New Sub-Adviser’s Large Cap Growth strategy would be a good complement to other strategies utilized in the Portfolio with respect to the construction of the overall Portfolio. The Board also considered the New Sub-Adviser’s expertise, resources, proposed investment strategy, and personnel for advising each Portfolio (or the allocated portion thereof).

Based on its review, the Board determined, with respect to each Portfolio, that the nature, quality and extent of the overall services to be provided by the New Sub-Adviser were appropriate for the Portfolio in light of its investment objective and, thus, supported a decision to approve the New Agreement.

With respect to the New Agreement relating to each Portfolio, the Board considered the proposed sub-advisory fee for the New Sub-Adviser in light of the nature, quality and extent of the overall services to be provided by the New Sub-Adviser. In this regard, the Board noted that the sub-advisory fee rate to be paid to JPMIM with respect to each Portfolio under the New Agreement is expected to be lower at current asset levels than the sub-advisory fee rate paid to T. Rowe Price. In addition, the Board considered the relative levels of the sub-advisory fee to be paid to the New Sub-Adviser with respect to each Portfolio and the advisory fee to be retained by the Adviser in light of, among other factors, the nature and extent of responsibilities retained and risks assumed by the Adviser and not delegated to or assumed by the New Sub-Adviser. In this regard, the Board noted that the appointment of JPMIM is expected to have a positive impact on the Adviser’s profitability (as discussed below) at the Growth Stock Portfolio’s current asset levels, but that the Adviser had proposed to amend its contractual expense limitation arrangement with the Trust with respect to the Growth Stock Portfolio to lower the expense limits for each class of shares of the Growth Stock Portfolio, which would partially offset the benefit to the Adviser and enable the investors in the Growth Stock Portfolio to benefit from the lower sub-advisory fee rate and to be subject to a lower overall net expense ratio. The Board also considered the proposed sub-advisory fee rate schedule in light of the fee rates that the New Sub-Adviser charges under advisory agreements with other comparable clients that utilize a Large Cap Growth investment strategy. The Board noted that the advisory fee paid by each Portfolio to the Adviser would not change as a result of the approval of the New Agreement.

The Board further noted that the Adviser, and not a Portfolio, would pay the New Sub-Adviser and that the proposed sub-advisory fee was negotiated between the New Sub-Adviser and the Adviser. Moreover, the Board noted that the Adviser generally is aware of the fees charged by sub-advisers to other clients and that the Adviser believes that the fee agreed upon with the New Sub-Adviser is reasonable in light of the nature, quality and extent of the investment sub-advisory services to be provided. Based on its review, the Board determined, with respect to each Portfolio, that the proposed sub-advisory fee for the New Sub-Adviser is fair and reasonable.

The Board also considered, with respect to each Portfolio, the estimated impact of the proposed sub-advisory fee on the profitability of the Adviser. With respect to the Growth Stock Portfolio, the Board noted that the appointment of JPMIM is expected to have a positive impact on the Adviser’s annual profitability, but that the benefit would be offset in part by the Adviser’s proposed reduction of the Portfolio’s expense limits, which would benefit investors by reducing the Portfolio’s overall net expense ratio. With respect to the Large Cap Growth Portfolio, the Board noted that the appointment of JPMIM is expected to have a modest positive impact on the Adviser’s annual profitability at the Portfolio’s current asset levels. The Board acknowledged that, because the New Sub-Adviser’s fee would be paid by the Adviser, the Adviser is incentivized to negotiate a favorable fee. The Adviser also advised the Board that it does not regard Sub-Adviser profitability as meaningful to its evaluation of the New Agreement. The Board acknowledged the Adviser’s view of Sub-Adviser profitability, noting the Board’s findings as to the reasonableness of the sub-advisory fee and that the fee to be paid to the New Sub-Adviser is the product of negotiations with the Adviser and reflects levels of profitability acceptable to the Adviser and the New Sub-Adviser based on the particular circumstances for each of them. The Board noted again that the New Sub-Adviser’s fee would be paid by the Adviser and not the Portfolios and that many responsibilities related to the advisory function are retained by the Adviser. In light of all the factors considered, the Board determined that the anticipated profitability to the Adviser remained within the reasonable range of profitability levels previously reported.

The Board also considered whether economies of scale would be realized as a Portfolio grows larger and the extent to which this is reflected in the proposed sub-advisory fee rate schedule with respect to the Portfolio. While recognizing that any precise determination is inherently subject to assumptions and subjective assessments, the Board noted that the proposed sub-advisory fee rate schedule for JPMIM aggregates the assets managed by JPMIM in the Growth Stock Portfolio and the Large Cap Growth Portfolio. The Board also noted that the proposed sub-advisory fee rate schedule for JPMIM with respect to both of the Portfolios includes breakpoints that would reduce the sub-advisory fee rate as aggregate Portfolio assets under the New Sub-Adviser’s management increase above certain levels. In this regard, the Board acknowledged that, at some levels, breakpoints in a sub-advisory fee rate schedule may result in savings to the Adviser and not to investors. The Board also noted that the aggregation of assets may result in the Portfolios reaching a breakpoint sooner than if the sub-advisory fee rate schedule did not aggregate assets, which also has the potential to benefit the Adviser. The Board considered these factors, and the relationship they bear to the fee structure charged to the Portfolios by the Adviser, and concluded that there would be a reasonable sharing of benefits from any economies of scale with the Portfolios. The Board also considered that the Adviser continues to share economies of scale with the Growth Stock Portfolio and its investors through the revised expense structure described above.

The Board also considered possible fall-out benefits and other types of benefits that may accrue to the New Sub-Adviser, including the following. The Board noted that the New Sub-Adviser currently serves as investment sub-adviser for other portfolios advised by the Adviser and receives sub-advisory fees with respect to those portfolios. In addition, the Board recognized that the New Sub-Adviser and its affiliates may sell, and earn sales commissions and/or other compensation with respect to, other investment products issued by the Adviser or its affiliates. The Board also noted that the New Sub-Adviser may benefit from greater exposure in the marketplace with respect to its investment process and from expanding its level of assets under management, and that the New Sub-Adviser may derive benefits from its association with the Adviser and other sub-advisers (as applicable) to a Portfolio. Based on its review, the Board determined that any “fall-out” benefits and other types of benefits that may accrue to the New Sub-Adviser are fair and reasonable.

JPMIM became the Sub-Adviser to the Portfolios effective on or about July 31, 2023.

Information Regarding the New Agreement

The terms of the New Agreement between EIM and JPMIM are similar to the terms of the Old Agreement between EIM and T. Rowe Price in all material respects. The new sub-advisory fee rate payable to JPMIM by EIM with respect to each Portfolio under the New Agreement is described below. Pursuant to the New Agreement, JPMIM is appointed by EIM to act as investment sub-adviser for each Portfolio and to manage the investment and reinvestment of the assets of the Growth Stock Portfolio and the Allocated Portion of the Large Cap Growth Portfolio, subject to the direction, control and oversight of EIM and the Board. The New Agreement will remain in effect for an initial two-year term with respect to each Portfolio and thereafter only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The New Agreement can be terminated with respect to a Portfolio at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of that Portfolio, on 60 days’ written notice to EIM and JPMIM, or by EIM or JPMIM on 60 days’ written notice to the other party and the Trust. The New Agreement also terminates automatically in the event of its “assignment” (as defined in the 1940 Act) or in the event that the Investment Advisory Agreement between EIM and the Trust is terminated for any reason. EIM (and not the Portfolios) is responsible for the payment of the sub-advisory fee to JPMIM. The appointment of JPMIM as Sub-Adviser will not result in a change to the investment advisory fee paid by the Portfolios to EIM.

The New Agreement generally provides that JPMIM will not be liable for any losses, claims, damages, liabilities or litigation incurred by the Portfolios, the Trust or the Adviser as a result of any error of judgment, mistake of law, or other action or omission by JPMIM, except that nothing in the New Agreement limits the liability of JPMIM for any losses, claims, damages, liabilities or litigation directly resulting from (i) any willful misconduct, bad faith or gross negligence of JPMIM in the performance of any of its duties or obligations thereunder or from JPMIM’s reckless disregard of any of its duties or obligations thereunder or (ii) any untrue statement of a material fact contained in the Trust’s Prospectus, Statement of Additional Information, proxy materials, advertisements or sales literature pertaining to the Portfolios, or the omission to state therein a material fact known to JPMIM which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reasonable reliance upon information furnished by JPMIM to the Adviser or the Trust.

Comparison of Sub-Advisory Fees

The sub-advisory fee rate payable to JPMIM with respect to each Portfolio under the New Agreement is expected to be lower than the sub-advisory fee rate paid to T. Rowe Price with respect to each Portfolio under the Old Agreement. For the fiscal year ended December 31, 2022, EIM paid T. Rowe Price a sub-advisory fee rate of 0.286% of the average daily net assets of the Growth Stock Portfolio and T. Rowe Price’s allocated portion of the Large Cap Growth Portfolio and a sub-advisory fee of $5,407,077 with respect to the Growth Stock Portfolio and $1,143,261 with respect to the Large Cap Growth Portfolio under the Old Agreement. If, during the fiscal year ended December 31, 2022, the assets that were allocated to T. Rowe Price had been allocated entirely to JPMIM, EIM would have paid JPMIM a sub-advisory fee rate of 0.200% of the average daily net assets of the Growth Stock Portfolio and the Allocated Portion of the Large Cap Growth Portfolio and a sub-advisory fee of $3,777,586 with respect to the Growth Stock Portfolio and $798,739 with respect to the Large Cap Growth Portfolio, which would have represented a $1,974,013 (or approximately a 30%) decrease in the amount of the aggregate sub-advisory fees paid. As noted above, in connection with its approval of the New Agreement with respect to the Growth Stock Portfolio, the Board also approved the Adviser’s proposed reduction in the expense caps for each class of shares of that Portfolio.

Information Regarding J.P. Morgan Investment Management Inc.

The following provides additional information about the New Sub-Adviser.

JPMIM, located at 383 Madison Avenue, New York, New York 10179, is a Delaware limited partnership. JPMIM is a wholly-owned subsidiary of JPMorgan Asset Management Holdings Inc., which is a wholly-owned subsidiary of JPMorgan Chase & Co. (“JPMorgan Chase”), a bank holding company. As of June 30, 2023, the asset management division of JPMorgan Chase had approximately $2.75 trillion in assets under management.

Effective on or about July 31, 2023, Giri Devulapally, Holly Fleiss, Larry H. Lee, Joseph Wilson and Robert Maloney are jointly and primarily responsible for the securities selection, research and trading for the Growth Stock Portfolio and the Allocated Portion of the Large Cap Growth Portfolio.

Giri Devulapally, managing director, has been an employee of JPMIM since 2003. He is responsible for managing the Large Cap Growth Strategy. Prior to joining the firm, Mr. Devulapally worked for T. Rowe Price for six years, where he was an analyst specializing in technology and telecommunications.

Holly Fleiss, managing director, has been an employee of JPMIM since 2012. She covers the health care sector and is a co-portfolio manager for the Large Cap Growth Strategy. Prior to joining the firm, Ms. Fleiss worked as a buy side analyst focusing on the biotechnology, specialty and pharmaceutical sectors.

Larry H. Lee, managing director, has been an employee of JPMIM since 2006. He covers the financial and business services sector and is a co-portfolio manager for the Large Cap Growth Strategy. Prior to joining the firm, Mr. Lee spent eleven years as a sell side analyst, primarily focused on the business services sector.

Joseph Wilson, managing director, has been an employee of JPMIM since 2014. He covers the technology sector and is a co-portfolio manager for the Large Cap Growth Strategy. Prior to joining the firm, Mr. Wilson worked as a buy side analyst covering the technology sector and as a sell side research associate covering enterprise, infrastructure and security software.

Robert Maloney, executive director, has been an employee of JPMIM since 2013. He covers the industrials and energy sectors and is a co-portfolio manager for the Large Cap Growth Strategy. Prior to joining the firm, Mr. Maloney worked as a sell side analyst focusing on industrials and as an industrials trading desk analyst.

Set forth below are the names, titles and principal occupations of the principal executive officers and directors of JPMIM. The address of each individual is 383 Madison Avenue, New York, New York 10179.

Name	Title/Responsibilities and Principal Occupation
George Crosby White Gatch	Director and Chairman
Paul Anthony Quinsee	Director and Head of Global Equities
Andrew Richard Powell	Director, Head of Global Client Service, and Senior Business Manager
John Thomas Donohue	Director, President, Chief Executive Officer, and Head of Global Liquidity
Joy Catherine Dowd	Director
Robert Charles Michele	Director/Head of Global Fixed Income, Currency and Commodities
Anton Cyriel Pil	Director/Head of Global Alternatives
John L. Oliva	Chief Compliance Officer
Andrea L. Lisher	Director/Head of Americas, Client
Peter Victor Bonanno	General Counsel, Asset Management
Katherine Gail Manghillis	Secretary
Benjamin A. Hesse	Director, Chief Financial Officer, and Treasurer

For its services to each Portfolio, JPMIM receives a sub-advisory fee based on the aggregate assets of the Growth Stock Portfolio and the Allocated Portion of the Large Cap Growth Portfolio (together, the “Large Cap Growth Portfolios”) as follows: 0.40% on the first $100 million of the Large Cap Growth Portfolios’ average daily net assets, 0.30% on the next $100 million of the Large Cap Growth Portfolios’ average daily net assets, and 0.20% on the next $1.3 billion of the Large Cap Growth Portfolios’ average daily net assets; provided, that if the Large Cap Growth Portfolios’ average daily net assets are over $1.5 billion, a sub-advisory fee rate of 0.21% will apply to all net assets, and if the Large Cap Growth Portfolios’ average daily net assets are over $2 billion, a sub-advisory fee rate of 0.20% will apply to all net assets. EIM (and not the Portfolios) is responsible for the payment of the sub-advisory fee to JPMIM.

Information with respect to the (sub-)advisory fees charged by JPMIM to comparable funds subject to the 1940 Act that it (sub-)advises is provided in Appendix A to this Information Statement.

Prior to the appointment of JPMIM as Sub-Adviser to the Portfolios, JPMorgan Chase Bank, N.A. (“JPMorgan”), an affiliate of JPMIM, served as securities lending agent for the Portfolios and in that role administered the Portfolios’ securities lending program pursuant to the terms of a securities lending agreement entered into between the Trust, on behalf of the Portfolios, and JPMorgan. Following the appointment of JPMIM as Sub-Adviser to the Portfolios, JPMorgan no longer serves as securities lending agent for the Portfolios and the Portfolios no longer participate in the securities lending program. For the fiscal year ended December 31, 2022, the Portfolios received the following amounts of gross income from securities lending activities; paid the following amounts of fees and/or other compensation for securities lending activities; and earned the following amounts of net income from securities lending activities:

	Gross income from securities lending activities (including income from cash collateral reinvestment)	Fees paid to securities lending agent from a revenue split	Rebate (Paid to Borrower)	Aggregate fees/ compensation for securities lending activities and related services	Net income from securities lending activities
Growth Stock Portfolio	$310,793	$31,074	$434,383	$465,457	$279,718
Large Cap Growth Portfolio	$580,157	$57,982	$1,100,660	$1,158,642	$522,175

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board, each series of the Trust may engage in brokerage transactions with brokers that are affiliates of the Adviser or the Sub-Advisers, with brokers that are affiliates of such brokers, or with unaffiliated brokers that trade or clear through affiliates of the Adviser or the Sub-Advisers. For the fiscal year ended December 31, 2022, the Growth Stock Portfolio paid $595 in brokerage commissions to Sanford C. Bernstein & Co., LLC, an affiliate of the Adviser, representing 0.35% of the Portfolio’s total brokerage commissions, and the Large Cap Growth Portfolio paid $13,548 in brokerage commissions to Sanford C. Bernstein & Co., LLC, representing less than 0.01% of the Portfolio’s total brokerage commissions.

Control Persons and Principal Holders

Equitable Financial Life Insurance Company (“Equitable”), the parent company of EIM, may be deemed to be a control person with respect to the Trust by virtue of its ownership of a substantial majority of the Trust’s shares as of June 30, 2023. EIM is organized as a Delaware limited liability company and is a wholly-owned subsidiary of Equitable. Equitable is an indirect wholly-owned subsidiary of Equitable Holdings, Inc., which is a publicly owned company. As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio of the Trust. As of June 30, 2023, the Trustees and officers of the Trust owned, or were entitled to provide voting instructions in the aggregate with respect to, less than one percent of the shares of the Growth Stock Portfolio and less than one percent of the shares of the Large Cap Growth Portfolio.

As of June 30, 2023, no shareholders were deemed to own beneficially more than five percent of the outstanding shares of any class of shares of the Growth Stock Portfolio or the Large Cap Growth Portfolio.

Outstanding Shares

The outstanding shares of each class of the Growth Stock Portfolio and the Large Cap Growth Portfolio as of June 30, 2023, are set forth below:

	Class IA	Class IB	Class K
Growth Stock Portfolio	3,542,665.58	27,754,594.72	4,169,551.84
Large Cap Growth Portfolio	2,277,881.43	140,887,317.31	1,516,097.23

Appendix A

The chart below provides information regarding the (sub-)advisory fees charged by JPMIM to comparable funds subject to the 1940 Act that it (sub-)advises.

Name of Fund	Net Assets (as of June 30, 2023)	Sub-Advisory Fee Rate (as a % of average daily net assets)
Comparable Sub-Advised Fund A	$476 million	0.25% on first $250 million 0.22% on next $250 million 0.20% on balance
Comparable Sub-Advised Fund B	$7 million	0.35% on first $500 million 0.30% on balance
Comparable Sub-Advised Fund C	$98 million	0.35% on first $500 million 0.30% on balance
Comparable Sub-Advised Fund D	$417 million	0.33% on first $250 million 0.31% on next $250 million 0.29% on balance
Comparable Sub-Advised Fund E	$1,139 million	0.40% on first $100 million 0.30% on next $100 million 0.20% on balance
Comparable Sub-Advised Fund F	$585 million	0.40% on first $100 million 0.30% on next $100 million 0.20% on balance

Name of Fund	Net Assets (as of June 30, 2023)	Advisory Fee Rate (as a % of average daily net assets)
J.P. Morgan Large Cap Growth Fund	$60.37 billion	0.45%

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